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                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

                  Amendment No. 1, dated as of March 23, 1999, to the Employment Agreement, dated as of January 1, 1998 (the "Employment Agreement"), between Fred Klinkhammer ("Executive") and CME Development Corporation (the "Company").

                  WHEREAS, Executive is currently serving as Executive Vice President, Managing Director and Chief Operating Officer of the Company;

                  WHEREAS, the Company has determined that it is in the Company's best interest to promote Executive from his current position to become President and Chief Executive Officer of the Company;

                  NOW, THEREFORE, Executive and the Company agree to amend the Employment Agreement, effective as of March 23, 1999, as follows:

                  1. Section 1(b) is hereby amended to replace the reference to "December 31, 2002" in the first sentence thereof with "March 22, 2004".

                  2. Section 2(a) is hereby deleted in its entirety, and a new
Section 2(a) shall be inserted in lieu thereof to read as follows:

                  In general. Executive shall be employed as President and Chief Executive Officer and shall perform such duties and services, consistent with such position for the Company, as may be (i) specified in the By-Laws of the Company or (ii) assigned to him from time to time by the Board of Directors of Central European Media Enterprises Ltd. (the "Board"). The duties of the Executive shall include serving as an officer or director or otherwise performing services for any "Affiliate" of the Company as requested by the Company. An "Affiliate" of any person means any entity that controls, is controlled by or is under common control with such person.

                  3. Section 2(b) is hereby amended to replace the reference to "one-third" in the first sentence thereof with "two-thirds". Section 2(b) is further amended to replace the reference to "CEO" in the second sentence thereof with "Board". Section 2(b) is further amended to replace the first reference to "Company" in the last sentence thereof with "Board".

                  4. Section 3(a) is hereby deleted in its entirety, and a new
Section 3(a) shall be inserted in lieu thereof to read as follows:

                  Base Salary. Effective March 23, 1999, and for the duration of the Employment Period thereafter, the Company shall pay Executive a base salary (the

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         "Base Salary") at an initial annual rate of US$120,000. The Base Salary shall be payable in such installments (but not less frequent than monthly) as the salaries of other executives of the Company are paid. The Base Salary shall be reviewed annually by the Compensation
         Committee of the Board of Directors of Central European Media Enterprises Ltd. (the "Compensation Committee"). The Base Salary shall be increased annually (commencing March 23, 2000) by 5%, and may be increased in excess of such amount at the option and sole discretion of the Compensation Committee.

                  5. Section 3(b) is hereby deleted in its entirety, and a new
Section 3(b) shall be inserted in lieu thereof to read as follows:

                  Annual Bonus. The Company shall provide Executive with the opportunity to earn an annual cash bonus at the level established for the Chief Executive Officer under the Annual Bonus Plan for Executives and Officers established under the Compensation Principles approved by the Board of Directors of Central European Media Enterprises Ltd. (the "Board") on March 11, 1998. Under the Annual Bonus Plan, Executive will be eligible to receive a bonus for each full year of his employment equal to 75% of his Base Salary if the performance goals ("target") established by the Compensation Committee for such year are met. Sixty percent (60%) of the annual bonus, if any, will be based on the achievement of Company-wide objectives established by the Compensation Committee, and 40% on an evaluation of personal performance as determined by the Compensation Committee. The actual bonus may range from zero (if 80% of the established goals are not achieved) to 50% of Base Salary if performance is at 80% of target, 75% of Base Salary if performance is at 100% of target to a maximum of 100% of Base Salary if performance is at or above 150% of target, in each case interpolated for actual performance. Executive has been provided a copy of the Compensation Principles.

                  6. Section 4(b) is hereby amended to replace the reference to "15,000 pounds" in the last sentence thereof with "34,000 pounds". Section
4(b) is further amended to add a new final sentence thereof to read as follows:

         During the Employment Period, the Company shall provide Executive with a suitable car and driver for his use.

                  7. Section 5(d) is hereby amended to delete the definition for the defined term "Severance Benefit" in its entirety, and to insert in lieu thereof a new definition to read as follows:


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         "Severance Benefit" means an amount equal to the greater of (i) the minimum amount of Base Salary Executive would have been entitled to receive for the duration of the Term and (ii) three times Executive's Base Salary as of the Termination Date.

                  8. Section 5(d) is hereby further amended to delete the reference to "CEO or" in clause (iv) under the defined term "Termination for Cause".

                  9. Section 5(d) is hereby further amended to delete clause
(ii) under the defined term "Termination for Good Reason", and to insert a new clause (ii) in lieu thereof to read as follows:

         (ii) a material reduction in Executive's titles, positions, duties, responsibilities or reporting lines from those described in Section 2 hereof, except the loss of Executive's position and title as Chief Executive Officer (and the duties, responsibilities and reporting lines associated with such position and title) in connection with a sale or merger of the Company which occurs prior to March 23, 2000;

                  10. Section 7(a) is hereby amended to replace the reference to "US$50,000" with "US$75,000".

Executive:                                 CME Development Corporation




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Fred Klinkhammer                           By:



Dated:   March 23, 1999


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